UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2022

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-38828	04-3197974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Huntington Avenue, Suite 1703, PMB 73480
Boston, MA 02115
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (978) 897-0100

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	SEAC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2022, SeaChange International, Inc. (the “Company”) received a deficiency letter (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on June 17, 2022 indicating that, based on the closing bid price for the last 30 consecutive business days, the Company was not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Global Select Market (the “Global Select Market”), as set forth in Listing Rule 5450(a)(1) (the “Bid Price Rule”). The Notice did not result in the immediate delisting of the Company’s common stock shares from the Global Select Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days, or until December 14, 2022 (the “Initial Compliance Date”), to regain compliance with the Bid Price Rule.

The Company did not regain compliance with the Bid Price Rule by the Initial Compliance Date. On December 15, 2022, Nasdaq notified the Company that it had granted the Company an additional 180 calendar day period, or until June 12, 2023 (the “Extended Compliance Date”), to regain compliance with the Bid Price Rule. Nasdaq’s determination was based on, among other things, (1) the Company’s written notice of its intention to transfer to The Nasdaq Capital Market (the “Capital Market”) (as issuers on the Global Select Market are not eligible for an additional 180-day compliance period) and to cure the deficiency by the Extended Compliance Date by effecting a reverse stock split, if necessary, and (2) the Company meeting the continued listing requirement for market value of publicly held shares and all other initial listing requirements for the Capital Market, with the exception of the Bid Price Rule. On December 15, 2022, Nasdaq approved the Company’s transfer from the Global Select Market to the Capital Market, a continuous trading market that operates in substantially the same manner as the Global Select Market. The transfer is not expected to impact trading in the Company’s common stock, and will become effective at the opening of business on December 19, 2022. The Company’s common stock shares will continue to trade under the symbol “SEAC.”

If, at any time before the Extended Compliance Date, the bid price for the Company’s common stock shares closes at $1.00 or more for a minimum of 10 consecutive business days as required under the Bid Price Rule, Nasdaq will provide written notification to the Company that it complies with the Bid Price Rule.

If the Company does not regain compliance with the Bid Price Rule by the Extended Compliance Date, Nasdaq will provide written notification to the Company that its common stock shares will be delisted. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq hearing panel. The Company expects that its common stock shares would remain listed on the Capital Market pending a Nasdaq hearing panel’s decision. There can be no assurance that, if the Company does appeal a delisting determination to a Nasdaq hearing panel, that such appeal would be successful.

Forward-Looking Statements

This Current Report on Form 8-K, in addition to historical information, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended, in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “assuming,” “expects,” “intends,” “will,” “should,” “may,” “could,” “plan” and the negative of such terms and variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect the Company’s current views about future events. Such forward-looking statements include, but are not limited to, statements about regaining compliance with the Bid Price Rule by the Extended Compliance Date by effecting a reverse stock split, if necessary, and the Company’s expectation that its common stock shares would remain listed on the Capital Market pending a Nasdaq hearing panel’s decision, if necessary. No assurances can be given that the forward-looking statements contained in this Current Report on Form 8-K will occur as projected, and actual results may differ materially from those projected.

Forward-looking statements are based on current expectations, estimates, and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation: risks relating to the ability of the Company to remain listed on Nasdaq; and other factors discussed in the “Risk Factors” section of the Company’s most recent annual report, subsequent quarterly reports and in other filings the Company makes with the SEC from time to time. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

	by:	/s/ Peter D. Aquino
Peter D. Aquino
Dated: December 15, 2022		Chief Executive Officer